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                                                               EXHIBIT NO. 10.38


                     CONSULTING AND PROFIT SHARING AGREEMENT
                     ---------------------------------------

         This Consulting and Profit Sharing Agreement ("Agreement") is made and entered into as of January 19, 1999, by and between Bank Plus Corporation ("Bank Plus") and Fidelity Federal Bank, A Federal Savings Bank ("Fidelity" or the "Bank") and Gateway Investment Services, Inc. ("Gateway") (Bank Plus, Fidelity and Gateway together are referred to as the "Company"), on the one hand, and Robert P. Condon ("Consultant"), on the other hand, with reference to the following facts:


                                    RECITALS
                                    --------

         A. Consultant has previously served as an employee, director and officer of the Company, which service is terminating concurrently herewith by mutual agreement (except as provided herein);

         B. Consultant and the Company have entered into a Release Agreement of even date herewith (the "Release Agreement");

         C. Concurrently herewith, Gateway is entering into an agreement (the "LLC Agreement") with The Variable Annuity Life Insurance Company ("VALIC") to form a limited liability company (the "LLC") which will be named American General Gateway Services, LLC. The members of the LLC will be Gateway and VALIC. The LLC will acquire a portion of Gateway's current business. Consultant expects to serve as General Manager of the LLC concurrently with the term of this Agreement; and

         D. The Company has agreed to retain Consultant and Consultant has agreed to provide consulting services on the terms and subject to the conditions set forth in this Agreement.



                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in consideration of the above stated premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. RETENTION OF CONSULTANT. The Company hereby retains Consultant to provide advice and consulting services to the Company and its affiliates (the "Services"). The Services will include consultation and advice regarding, among other things, (i) employment and human resources matters, (ii) litigation and dispute resolution matters relating to the Company's and its affiliates' relationships with affinity partners, strategic partners, customers and vendors,
(iii) Gateway's assets, operations, business plans and opportunities, and (iv) such other matters within Consultant's expertise as may be reasonably requested from time to time by the Company. In addition, for so long as Company may request, Consultant shall serve as an outside director on the Bank Plus and Gateway boards of directors.

         2. TERM. The term of this Agreement shall commence as of the day after termination of Consultant's employment with the Company, and shall continue for a period of twelve (12) months, or until a change in control as defined in
Section 4.2 below. Expiration of the term hereof shall relieve Consultant of his





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obligation to provide Services hereunder, but shall not in any other respect terminate the obligations of the parties hereunder.

         3. DUTIES OF CONSULTANT. Consultant agrees to provide the Services to the Company when and as reasonably required by the Company from time to time during the term hereof, up to a maximum of forty (40) hours per calendar month. In providing the Services, Consultant will report only to the following officers of the Company: the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, and the Director of Human Resources. Reasonable notice shall be provided to Consultant with respect to the Services to be rendered by him, and all such Services shall relate to the matters described in
Section 1 or matters reasonably related thereto. The requirement to provide Services of up to 40 hours per calendar month shall be a monthly requirement and shall not be cumulative. All travel time door-to-door and all telephone and/or meeting time shall be included in the 40-hour monthly requirement. For example, if no Services are required from Consultant during the first month of this Agreement, the time required during the second month shall be 40 hours and not 80 hours. In no event shall Consultant's failure to provide requested Services be deemed to be a breach of this Agreement if Consultant believes in good faith that performing such requested Services would violate a law or regulation to which Consultant or the Company is subject.

         4. COMPENSATION.

            4.1. PROFIT SHARING. In consideration of Consultant's agreement to provide the Services, Gateway shall pay to Consultant an amount equal to one hundred percent (100%) of the cash distributions made by the LLC to Gateway pursuant to the LLC Agreement in respect of Gateway's membership interest in the LLC, until such time as the LLC has distributed to Gateway and Gateway has paid to Consultant the sum of Two Hundred Eighty Eight Thousand and 00/100 Dollars ($288,000.00) (the "Maximum Amount). Cash distributions shall not include payments made by the LLC to Gateway under the Services Agreement dated as of January 15, 1999 or under any agreement other than the LLC Agreement. The Maximum Amount shall not bear interest or be revised or adjusted due to the passage of time. In the event that the Maximum Amount is paid before the end of the term hereof, Consultant shall continue to provide the Services hereunder until the end of the term. If at the end of the term hereof Gateway has paid less than Maximum Amount to Consultant, Consultant's obligations to provide the Services hereunder shall expire, but Gateway shall remain obligated to pay the remaining amount to Consultant as, if and when distributions are made by the LLC to Gateway. Consultant acknowledges that there is no assurance that the Maximum Amount or any amount whatsoever will be distributed by the LLC to Gateway. Consultant acknowledges that Gateway may have fiduciary duties to the LLC while Gateway's duties to Consultant will be merely contractual; accordingly, Consultant acknowledges that, to the extent (if any) that Gateway has a right as a member of the LLC to control or influence the timing and amounts of distributions, Gateway may exercise that right in accordance with its own interests and its duties (if any) to the LLC without regard to Gateway's contractual duties hereunder to Consultant. Consultant acknowledges and assumes the risk that the LLC may never make distributions to Gateway or that the amount of such distributions may be less than the reasonable value of Consultant's Services. Consultant acknowledges that he will have no claim against Gateway for compensation for Services except as provided in this Section; and Consultant acknowledges that he shall have no claim against the LLC or against Bank Plus, Fidelity, or any of their subsidiaries or affiliates (other than Gateway as



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provided herein) for compensation for Services even if those Services are rendered at the request of such entities or inure to the benefit of such entities.

            4.2 EFFECT OF CONSULTANT'S DEATH. In the event of Consultant's death prior to the end of the term, Consultant's heirs shall be relieved from any obligations to provide the Services, but Consultant's estate and heirs shall nonetheless remain entitled to receive the profit sharing contemplated by Paragraph 4.1 above, as, if and when distributions are paid by the LLC to Gateway, until the Maximum Amount has been paid to Consultant and/or his estate and heirs.

            4.3 BOARD MEMBERSHIP. To the extent that the Company requests Consultant to serve on the Bank Plus and Gateway boards of directors and that Bank Plus or Gateway, as the case may be, pays director's fees or other compensation to its outside directors for serving on its board of directors, Consultant shall be entitled to director's fees and other compensation on the same basis as other outside directors. However, nothing herein shall be construed to require the Company to approve or Bank Plus or Gateway to pay director's fees or other compensation to outside directors.

            4.4. CHANGE IN CONTROL. Upon the occurrence of change in control (as defined below), Gateway shall pay to Consultant (or his estate or heirs), within thirty (30) days following such change in control, as a lump sum payment, an amount equal to the Maximum Amount less any profit sharing already paid pursuant to Paragraphs 4.1 and 4.2. Upon payment of such amount, the Company shall have no further obligations under this Agreement and Consultant's obligation to provide Services shall expire.

            4.5 DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, a "change in control" shall be deemed to occur if (a) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company, the Bank or any of the Company's other subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company, the Bank or any of the Company's other subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at elections of directors ("Voting Securities"); or (b) during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the board of directors of the Company or the Bank (together with any new directors whose election or appointment to such board of directors or whose nomination for election by the stockholders of Company or the Bank was approved by a vote of two-thirds (2/3) of the directors of such board then still in office who were either directors on such board at the beginning of such period or whose election, appointment or nomination for election to such board was previously so approved, but excluding any director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence) cease for any reason to constitute a majority of the board of directors of Company or the Bank then in office; (c) a merger or consolidation of the Company with any other Person (as defined below) closes, other than a merger or consolidation that results in Voting Securities of the Company outstanding



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immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Company closes the sale or disposition by the Company of all or substantially all of the Company's assets; (d) the Company closes a sale or sales or other disposition or dispositions that results in the Company ceasing to beneficially "own" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than fifty percent (50%) of the Voting Securities of the Bank; or (e) the Bank closes a sale or sales of all or substantially all of the assets of the Bank, in a single transaction or series of transactions, other than to a direct or indirect subsidiary of the Company; or (f) a merger or other combination of the Bank with any other Person closes, as a result of which the Company ceases to beneficially own, directly or indirectly, more than fifty percent (50%) of the Voting Securities of the Bank or the surviving entity in such merger or consolidation. For purposes of this Agreement, the term "PERSON" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in
Section 14(d) of the Exchange Act, other than the Company, the Bank, any other subsidiary of the Company or any employee benefit plan(s) sponsored by the Company, the Bank or any other subsidiary of the Company.

            4.6. REIMBURSEMENT OF EXPENSES; PARKING. During the term of this Agreement, Gateway shall pay or reimburse Consultant for all reasonable travel, telephone and other necessary expenses (in accordance with Company's then current expense policy) incurred by Consultant in connection with the performance of the Services upon presentation of adequate and appropriate documentation of such expenses. Consultant shall be entitled to free parking on an unreserved basis at the Company's corporate headquarters but shall not have the use of the reserved parking space he had as an employee.

         5. TERMINATION OF AGREEMENT. Upon termination of this Agreement, Consultant will surrender to the Company all documents, records, and work developed for the Company during the term of this Agreement, and Consultant will return to the Company any proprietary or confidential information received from the Company during the term of this Agreement.

         6. PROPRIETARY AND CONFIDENTIAL INFORMATION. Consultant agrees that any proprietary or confidential information communicated or delivered to Consultant by the Company or relating to any business affairs of the Company or any of the Company's customers shall be held in confidence and will not be misappropriated or disclosed by Consultant except as required by law and regulations of such state, federal or other governmental regulatory authorities, agencies or commissions as have jurisdiction over the affairs and businesses of the Company. Further, Consultant recognizes that since the Company may suffer irreparable damage from any wrongful misappropriation or disclosure of such proprietary or confidential information, money damages may be inadequate and the Company shall be entitled to injunctive relief against such wrongful misappropriation or disclosure. Such injunctive relief shall be in addition to, and in no way a limitation of, any and all other remedies the Company may have in law or in equity for the enforcement of this Agreement.

         7. INDEPENDENT CONTRACTOR. It is understood and agreed by the parties hereto that Consultant is an independent contractor and that neither party is,



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nor shall be considered to be, an agent, distributor, partner, or representative of the other. Neither party shall act or represent itself, directly or by implication, as an agent or partner of the other or in any manner assume or create any obligation on behalf of, or in the name of, the other.
Notwithstanding the profit sharing contemplated herein, this Agreement is not intended, and shall not be construed, to create the relationship of agent, servant, employee, partnership, joint venture or association as between Consultant and the Company, nor shall it confer on Consultant any rights in the LLC. The LLC shall have no obligations to Consultant, and the obligations of the Company to Consultant shall be contractual rather than fiduciary. Consultant is not an intended beneficiary of the LLC Agreement or of any other agreements the Company now has or may have with VALIC or other third parties. Consultant further understands that Consultant will not receive Workers' Compensation benefits for any injuries arising from or in connection with the furnishing of the Services hereunder. As Consultant is an independent contractor, the Company is not responsible to withhold, and is not withholding, any taxes from compensation or profit sharing paid to Consultant. Consultant hereby waives any claims against the Company for the alleged creation of an employer/employee relationship, state and federal payroll withholding, FICA, SDI or any other employee benefit claims in connection with the provision of the Services.

         8. DISCLOSURE TO VALIC. Consultant agrees that Company may disclose the terms of this Agreement to VALIC. Company acknowledges that, in the event of any conflict between the interests of Company and the interests of the LLC, Consultant's first duty shall be to the LLC, since the relationship between Consultant and Company is contractual rather than fiduciary. However, Consultant shall notify Company in writing at any time that Consultant perceives or has reason to suspect a conflict or possible conflict of interest which could in any way relate to the Services contemplated hereunder.

         9. MISCELLANEOUS.

            9.1. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, delivered by e-mail or telecopier, or mailed by certified or registered mail to the party charged with receipt thereof. Notices and other communications delivered personally or by e-mail or telecopier shall be deemed delivered when actually received. Notices and other communications served by mail shall be deemed given hereunder five (5) days after deposit of such notice or communication in an official post office as certified or registered mail with postage prepaid and duly addressed to the party to whom such notice or communication is to be given, in the case of (a) the Company, at: P.O. Box 1631, Glendale, CA 91209, Attention: Chief Executive Officer, with a copy to the General Counsel, or in the case of (b) Consultant, at: 30002 Via Rivera, Rancho Palos Verdes, California 90274.

            9.2. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; AMENDMENT. This Agreement constitutes the entire agreement between the parties respecting the subject matter of this Agreement and supersedes all prior understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement. There are no third party beneficiaries to this Agreement, and this Agreement may be amended at any time only by a writing, referring to this Agreement, executed by Consultant and the Company.



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            9.3. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of California applicable to contracts entirely performed and made in California.

            9.4. ASSIGNMENT. Neither party shall assign or transfer this Agreement, or any rights or obligations arising hereunder, without the prior written consent of the other. A change of control of either party hereto constitutes an assignment requiring the consent of the other party.

            9.5. BINDING EFFECT. Subject to Subsection 9.4 hereof, the terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the respective parties hereto.

            9.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

            9.7. ATTORNEYS' FEES. In the event of any disputes as to the rights and obligations of the parties hereto, or the enforcement thereof, the prevailing party shall be entitled to receive its reasonable attorneys' fees, in addition to any other remedy to which it may be entitled.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



BANK PLUS CORPORATION                             ROBERT P. CONDON


By:      /S/ MARK K. MASON                          /S/ ROBERT P. CONDON
   ------------------------------                 -----------------------------
Name:    Mark K. Mason
Title:   Chief Executive Officer


FIDELITY FEDERAL BANK,
A FEDERAL SAVINGS BANK


By:      /S/ MARK K. MASON
   ------------------------------
Name:    Mark K. Mason
Title:   Chief Executive Officer


GATEWAY INVESTMENT SERVICES, INC.


By:      /S/ THOMAS G. NORWOOD
   ------------------------------
Name:    Thomas G. Norwood
Title:   President



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